BOLT PROJECTS HOLDINGS ANNOUNCES PRELIMINARY FISCAL 2025 RESULTS AND UPDATES FISCAL 2026 GUIDANCE
Berkeley, California – December 29, 2025
Bolt Projects Holdings, Inc. (Nasdaq: BSLK), a developer of biomaterials for the beauty and personal care industry, announced expected preliminary results for the fourth quarter and full year of 2025 and updated its full year fiscal 2026 guidance.
Expected Preliminary Results
●Expected preliminary, unaudited revenue for the fiscal year 2025 is expected to be approximately $4.5 million, achieving guidance and delivering year-over-year growth of more than 200% compared to fiscal year 2024.
●Revenue for the fourth quarter of 2025 is expected to be more than $2.7 million, representing approximately 100% year-over-year growth compared to the fourth quarter of 2024. Substantially all shipments in the fourth quarter of 2025 were completed and invoiced as of December 22, 2025, providing strong visibility into revenue expected to be reported.
●Gross profit margin for fiscal year 2025 is expected to be more than 20%, supported by an estimated 38% gross profit margin in the fourth quarter of 2025, an increase from 16% in the third quarter of 2025.
Updated 2026 Guidance
●Bolt anticipates a double-digit percentage reduction in cost of goods sold in 2026, building on prior years’ efficiency gains. The Company also plans to introduce a new ingredient in 2026 within its Vegan Silk™ Platform. Together, these initiatives are expected to increase pricing flexibility, broaden the addressable customer base, and support progress toward the Company’s long-term gross margin target of 60%.
●Bolt is raising its fiscal year 2026 revenue guidance to $11.0 million from $9.0 million given in the third quarter of 2025, representing an increase of approximately 144% compared to fiscal year 2025 expected revenue. Improved revenue guidance is supported by successful market adoption of existing ingredients, product portfolio expansion, and new 2026 pricing.
●Bolt is increasing its gross profit guidance for the fiscal year 2026 to $4.0 million from $1.0 million given in the third quarter of 2025 due to achieved benefits in unit economics, representing an increase of 300% compared to fiscal year 2025 expected gross profit.
●Bolt continues to progress the previously announced proposed financing transaction of up to $30.0 million in convertible notes and warrants to Murchinson Ltd. or its affiliates, subject to completion of definitive documents. Access to the full amount of proceeds will be subject to satisfaction of various conditions, including shareholder approval.

“Our expected fiscal year 2025 financial performance reflects the growing validation of Bolt’s’ technology and commercial strategy,” said Dan Widmaier, Chairman and CEO. “Revenue growth was driven by increased demand for our Vegan Silk™ Technology Platform from brand partners seeking high performing and sustainable material solutions. Bolt’s continued improvements in process efficiency also strengthen our ability to scale. We believe our differentiated platform and expanding partner ecosystem create a strong foundation for future growth with Bolt well positioned to capitalize on increasing demand for sustainable and high-performance materials.”
Nasdaq Listing Status
On August 12, 2025, the Company received a notice of determination of delisting from the Nasdaq. On September 30, 2025, the Company received written notification from the Nasdaq granting the Company’s request for an extension to regain compliance with Nasdaq’s listing standards based on the compliance plan presented at the Company’s hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to request a further extension from the Panel, with any such further extension of the current December 31, 2025 compliance deadline subject to the Panel’s discretion. The Company is undertaking measures to regain compliance, however, there can be no assurance that the Company will ultimately regain compliance or be able to maintain compliance with all other applicable requirements for continued listing on the Nasdaq.
Financial Measures Disclosure Advisory
Full consolidated financial statements as of and for the quarter and year ended December 31, 2025 are not yet complete as of the date of this press release, and the Company’s financial results for such period may differ materially from the preliminary estimates herein. The preliminary estimated financial information presented above is based upon information available as of the date of this press release and is subject to change upon completion of all quarter and year-end close processes, as well as the possible occurrence of interim events prior to the issuance of our full financial statements. In addition, the annual audit of the financial statements for the year ended December 31, 2025 by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above. Accordingly, undue reliance should not be placed on this preliminary unaudited financial information. Please also refer to the "Forward-Looking Statements" provided below.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including, without limitation, statements regarding: the Company’s expected results for the quarter and year ended December 31, 2025; its financial outlook and financial guidance for 2025 and

2026; the expected financing with Murchinson Ltd. or its affiliates, its growth objectives, expected operational efficiencies, financing initiatives and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will” or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain these words.
Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: substantial doubt as to the Company’s ability to continue as a going concern; the Company’s history of net losses and negative cash flows; the Company’s ability to generate sufficient cash to service its debt; the Company’s ability to meet the continued listing requirements of Nasdaq and remain listed on a national stock exchange; the Company’s ability to execute its business plan and adequately control its expenses or raise additional capital on favorable terms, if at all; the Company’s dependence on sales of b-silk™ and xl-silk™ products from its Vegan Silk Technology Platform; the Company’s reliance on a single or limited manufacturing partners and manufacturing facilities; reliance on manufacturing partners in regions that could be impacted by U.S. trade policy, including renegotiating or terminating existing trade agreements and leveraging tariffs; costs of and availability for its Vegan Silk Technology Platform products that are out of the Company’s control; the Company’s reliance on a single manufacturing partner and manufacturing facility for the production of its Vegan Silk Technology Platform product; pricing and availability for the Company’s Vegan Silk Technology Platform products; market acceptance by consumer product companies; the Company’s ability to protect adequately its patents and other intellectual property assets; government regulations and private party actions relating to the marketing and advertising of cosmetic products that include the Company’s Vegan Silk Technology Platform products or other products the Company develops; and the other risks and uncertainties discussed under the caption “Risk Factors” included in the Company’s final prospectus on Form 424(b)(3) filed with the SEC on September 30, 2025, as such factors may be updated from time to time in its other filings with the SEC, and accessible on the SEC’s website at www.sec.gov and the Company’s website at www.boltprojectsholdings.com.
The Company cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.
About Bolt Projects Holdings
Bolt Projects develops and produces innovative biomaterials for the beauty and personal care industry. The Company is built on biomaterials platforms that aim to disrupt and transform high-volume consumer goods industries. Bolt Projects is a pioneer in the consumer biomaterials space. The Company’s Vegan Silk Technology Platform produces b-silk and other offerings for the beauty and personal care industry that are fully vegan and biodegradable. These versatile ingredients have been on the market since 2019. Its intellectual property portfolio is anchored by over 80 granted patents and over 110 pending patent applications.

Contacts
For Bolt Projects Holdings Media Inquiries:
press@boltthreads.com
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investors@boltthreads.com